Exhibit 99.1

News release

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HP Unveils Targeted Program to Streamline Company, Reduce Costs, Drive Greater Customer Focus

Actions expected to lead to annual savings of an estimated $1.9 billion

PALO ALTO, Calif., July 19, 2005 – HP today unveiled a targeted program designed to simplify its structure, reduce costs and place greater focus on its customers. The company expects these actions to save $1.9 billion annually, drive growth and increase business performance.

The program simplifies HP’s structure by embedding sales and marketing efforts directly into the business units, providing a tighter link with customers. It cuts expenditures by restructuring support functions, eliminating redundancies and modifying HP's U.S. retirement programs, which will free funds for reinvestment in the business. Additionally, it improves individual accountability and executive focus through a simpler reporting structure with fewer management layers.

“After a thorough review of our business, we have formulated a plan that will enable HP to begin delivering its full potential,” said Mark Hurd, HP chief executive officer and president. “We can perform better — for our customers and partners, our employees and our shareholders — and we will.”

Cost savings

To improve costs, the company plans to reduce its workforce over the next six quarters by 14,500 employees, or about 10 percent of its regular full-time staff, and modify its U.S. retirement benefits programs. Beginning in fiscal 2007, HP expects approximate ongoing annual savings of $1.9 billion, composed of $1.6 billion in labor costs and $300 million in benefits savings. In fiscal 2006, HP expects savings of between $900 million and $1.05 billion.

Approximately half the savings will be used to offset market forces or reinvested in the business to strengthen HP’s competitiveness. The remainder is anticipated to flow through to operating profit.

HP expects to record pretax restructuring charges of approximately $1.1 billion over the next six quarters, beginning in the fourth quarter of fiscal 2005. This excludes a previously announced $100 million restructuring charge to be taken in the third quarter.

HP will carefully target staff reductions. Reductions in sales positions will be minimal, so that HP can continue to provide world-class service and avoid impacting customers; and there will be little change to headcount in research and development, to ensure that the company remains a leader in technology innovation. The majority of staff reductions will come in support functions, such as information technology, human resources and finance. The remainder will be made inside business units, in areas where work can be reduced by improving processes and re-prioritizing existing tasks. To facilitate these reductions, HP will offer a voluntary retirement program to longer-serving staff based in the United States.

Headcount-reduction plans will vary by country, based on local legal requirements and consultation with works councils and employee representatives, as appropriate.

In addition, HP is modifying its U.S. retirement programs to better match industry benchmarks. As of January 2006, the company will freeze the pension and retiree medical-program benefits of current employees who do not meet defined criteria based on age and years of company service.  Instead, HP will increase its matching contribution to most employees’ 401(k) plans to 6 percent from 4 percent.

These changes will not affect benefits currently received under such programs by retirees or eligible employees who are longer-serving and close to retirement age. Additionally, existing employees will retain the benefits they have already earned.

Organizational improvements

To simplify the company and bring its sales force closer to customers, HP will dissolve the Customer Solutions Group (CSG) – a standalone business group responsible for sales to enterprise, small and medium-size businesses and public-sector customers. It will merge the sales function and related accountability directly into three individual business units – Technology Solutions Group (TSG), Imaging and Printing Group (IPG) and Personal Systems Group (PSG). This will give each business unit greater financial and operational control of its business.

These actions build on HP’s recent actions to streamline its organization, including splitting a number of functions that had previously been combined. Last month, the company separated the role of chief marketing officer from the sales function and separated IPG from PSG. Last week, it separated the Global Operations function from the IT organization.

Executive changes

Following the dissolution of CSG, Michael J. Winkler, 60, will retire from his position as executive vice president of CSG, after nearly 10 years at HP and Compaq and more than 35 years in the IT industry. Senior sales positions will be added to each business segment.

In addition, HP has recently named three new executive vice presidents and added them to the company’s Executive Council, expanding it to 10 members, following Winkler’s retirement.

Cathy Lyons, a 26-year HP executive, was named executive vice president and chief marketing officer. Todd Bradley, formerly president and chief executive officer of palmOne, was named executive vice president of PSG. Randy Mott, formerly chief information officer at Dell and prior to that at Wal-Mart Stores, Inc. for 22 years, also joined HP as executive vice president and chief information officer.

In conclusion, Hurd said, “Our objective is to implement these measures smoothly, with as little disruption to our business as possible. Great companies grow and reduce costs. We will do both.”

Conference calls

This morning, HP will conduct two live audio calls providing further details of the company’s reorganization plan. The calls will be hosted by Mark Hurd and joined by Bob Wayman, HP executive vice president and chief financial officer.

A call for security analysts is scheduled for 8:45 a.m. EDT/5:45 a.m. PDT, while a call for members of the media is scheduled for 9:45 a.m. EDT/6:45 a.m. PDT.

Analysts call: +1 866 700 5192 (international: +1 617 213 8833), passcode 25193118. Listen-only line: +1 866 700 6293 (international: +1 617 213 8835), passcode 98701797.

Media call: +1 866 700 6979 (international: +1 617 213 8836), passcode 70390795. Listen-only line: +1 800 295 3991 (international: +1 617 614 3924), passcode 11614488.

The calls will be webcast at: www.hp.com/hpinfo/investor and www.hp.com/hpinfo/newsroom/webcast.html, respectively.

A replay of the audio webcasts will be available at the same websites shortly after the calls and will remain available for approximately one year.

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended April 30, 2005, HP revenue totaled $83.3 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections, the extent or timing of cost savings, charges, use of cost savings, revenue or profitability improvements, or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including timing and execution of any restructuring plans, retirement programs, benefit program changes or reorganizations and extent of employees impacted; any statements concerning HP’s expected competitive position or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the timing and execution of plans and programs; employee management issues and negotiations with works councils and employee representatives; assumptions related to pension and other post-retirement costs; and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005, and other reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2004. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2005 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

7/2005